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                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(e)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      GLOBAL INDUSTRIAL TECHNOLOGIES,INC.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Dear Fellow Shareholder:

     Your Board of Directors has been engaged in a two-fold process of improving operating performance and negotiating with third parties concerning a possible sale or merger, with the single goal of enhancing the value of your investment. As part of this process, your Board currently is in exclusive negotiations with a third party.

     On May 21, WHX revised its offer price from $10.50 per share, which your Board has previously rejected, to $11.50 per share. After carefully considering WHX's revised offer -- including taking into account our current negotiations and the advice of Global's financial advisors, J.P. Morgan & Co. and Wasserstein Perella & Co., Inc. -- your Board concluded that WHX's revised offer is inadequate and is not in your best interests. Accordingly, on behalf of your Board, I urge you to reject WHX Corporation's revised tender offer and not
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tender any Global shares to WHX.
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     WHX made its revised offer only days before the scheduled annual meeting date giving shareholders very little time to consider new developments. In light of this recent event and the fact that Global may be engaged in exclusive negotiations through the scheduled annual meeting date, the Board has determined that it is in the best interests of Global and Global's shareholders to postpone the annual meeting until June 7, 1999.

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            Supplement to Notice of Annual Meeting of Shareholders

       The Notice of Meeting dated April 16, 1999 regarding the Annual Meeting of Shareholders is hereby supplemented to provide that such meeting will be held at the Adams Mark Hotel, 100 E. 2nd Street, Tulsa, Oklahoma, on Monday, June 7, 1999, at 10:00 a.m. The record date has not changed and accordingly only shareholders of record at the close of business on Thursday, April 8, 1999, are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

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                       PLEASE VOTE THE WHITE PROXY CARD
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                      AND DO NOT SIGN ANY BLUE PROXY CARD

     It is important that you vote the WHITE proxy card in advance of the June 7, 1999, annual meeting. Your Board believes that WHX's nominee, WHX Chairman Ronald LaBow, has a conflict of interest. It is his declared interest to acquire Global for WHX, and it his duty to WHX shareholders to do so at the lowest price possible. Your Board believes that it is not in the best interests of the Company or its shareholders to have an interested bidder on Global's board at a time when it is likely to be engaged in a process involving the possible sale or merger of the Company. Having Mr. LaBow as a Board member could disrupt our existing negotiations, deter potential bidders from entering negotiations, and slow our efforts to improve operating performance.

     Your vote is important. Please vote your WHITE proxy card today and return it in the enclosed pre-paid envelope.

     Thank you for your continued support.

                              Sincerely,


                              Rawles Fulgham
                              Chairman and Chief Executive Officer